Exhibit 99.1

Charles River Laboratories Announces Second-Quarter 2017 Results from Continuing Operations

– Second-Quarter Revenue of $469.1 Million –

– Second-Quarter GAAP EPS of $1.12 and Non-GAAP EPS of $1.29 –

– Updates 2017 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--August 9, 2017--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter of 2017. Revenue from continuing operations was $469.1 million, an increase of 8.1% from $434.1 million in the second quarter of 2016. Revenue growth was driven primarily by the Discovery and Safety Assessment and Manufacturing Support segments.

The acquisitions of Agilux Laboratories, WIL Research, and Blue Stream Laboratories contributed 3.9% to consolidated second-quarter revenue growth, both on a reported basis and in constant currency. The February 2017 divestiture of the Contract Development and Manufacturing (CDMO) business reduced reported revenue growth by 1.0%. The impact of foreign currency translation reduced reported revenue growth by 1.9%. Excluding the effect of these items, organic revenue growth was 7.1%.

On a GAAP basis, second-quarter net income from continuing operations attributable to common shareholders was $54.0 million, an increase of 53.5% from $35.2 million for the same period in 2016. Second-quarter diluted earnings per share on a GAAP basis were $1.12, an increase of 53.4% from $0.73 for the second quarter of 2016.

On a non-GAAP basis, net income from continuing operations was $62.4 million for the second quarter of 2017, an increase of 8.7% from $57.4 million for the same period in 2016. Second-quarter diluted earnings per share on a non-GAAP basis were $1.29, an increase of 7.5% from $1.20 per share for the second quarter of 2016.

Both the GAAP and non-GAAP earnings per share increases were driven by higher revenue and operating margin improvement. GAAP earnings per share also benefited from lower acquisition- and integration-related costs in the second quarter of 2017. An excess tax benefit associated with stock compensation also contributed $0.03 to both GAAP and non-GAAP earnings per share in the second quarter of 2017; and a gain from the Company’s venture capital investments contributed $0.03 per share, compared to a $0.06 gain for the same period in 2016.

James C. Foster, Chairman, President and Chief Executive Officer, said, “I am very pleased to say that our collective portfolio delivered high-single digit revenue growth, operating margin expansion, and earnings per share growth. The positive factors which contributed to the strong start to the year continued in the second quarter of 2017. Demand for our products and services remained robust, as clients chose to partner with Charles River to take advantage of our strong portfolio and scientific expertise.”

“We intend to continue to focus on enhancing the three primary factors which differentiate Charles River in early-stage drug research: First, our unique portfolio of essential products and services, which increases our relevance to our clients’ drug research, development, and manufacturing efforts; second, our scientific expertise and depth, which we believe is unique and unparalleled in the early-stage CRO universe; and third, our intense focus on efficiency and responsiveness, which enables us to provide exceptional, flexible service to clients without adding significant cost. By leveraging the investments we have made, and new ones we intend to make, we will continue to differentiate Charles River as the CRO partner of choice, which is the foundation for our future growth.”

Second-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $124.0 million in the second quarter of 2017, a decrease of 0.8% from $125.1 million in the second quarter of 2016 due to the impact of foreign currency translation. Organic revenue growth was 1.0%, driven primarily by higher sales of research models in China, as well as in the Insourcing Solutions and Genetically Engineered Models and Services (GEMS) businesses. Growth in these businesses was partially offset by lower revenue in the Research Animal Diagnostic Services (RADS) business.

In the second quarter of 2017, the RMS segment’s GAAP operating margin decreased to 27.1% from 28.3% in the second quarter of 2016. On a non-GAAP basis, the operating margin decreased to 27.4% from 28.9% in the second quarter of 2016. The GAAP and non-GAAP operating margin declines were primarily driven by the research models business in North America and Europe and the RADS business.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $252.1 million in the second quarter of 2017, an increase of 14.0% from $221.1 million in the second quarter of 2016. The acquisitions of Agilux Laboratories and WIL Research(1) contributed 6.9% to DSA revenue growth. Organic revenue growth of 9.3% was primarily driven by low-double-digit growth in the Safety Assessment business. The revenue increase was driven primarily by demand from mid-tier biotechnology clients, and higher sales to global biopharmaceutical clients also contributed.

In the second quarter of 2017, the DSA segment’s GAAP operating margin increased to 20.5% from 14.6% in the second quarter of 2016. The GAAP operating margin increase was due in part to lower acquisition-related costs associated with the acquisition and integration of WIL Research. On a non-GAAP basis, the operating margin increased to 23.7% from 21.2% in the second quarter of 2016. The Safety Assessment business was the primary contributor to the GAAP and non-GAAP margin improvement. Foreign exchange also benefited the DSA operating margin by approximately 100 basis points.

(1) The acquisition of WIL Research closed on April 4, 2016, during the second quarter. As a result, the second quarter of 2017 included one additional week of revenue for WIL Research, which has been excluded from the calculation of organic revenue growth.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $93.0 million in the second quarter of 2017, an increase of 5.8% from $87.9 million in the second quarter of 2016. The acquisition of Blue Stream Laboratories contributed 1.9% to Manufacturing revenue growth in the second quarter of 2017, while the divestiture of the CDMO business reduced Manufacturing revenue growth by 4.8%. Organic revenue increased 10.1%, driven by strong growth in the Microbial Solutions and Biologics Testing Solutions businesses.

In the second quarter of 2017, the Manufacturing segment’s GAAP operating margin increased to 31.2% from 30.8% in the second quarter of 2016, due primarily to lower amortization of intangible assets related to acquisitions. On a non-GAAP basis, the operating margin decreased to 34.2% from 35.4% in the second quarter of 2016, due primarily to the Biologics Testing Solutions and Avian Vaccine businesses.

Stock Repurchase Update

During the second quarter of 2017, the Company repurchased 244,292 shares for a total of $22.5 million. As of July 1, 2017, the Company had $165.1 million available on its authorized stock repurchase program.

Updates 2017 Guidance

The Company is increasing its reported revenue growth guidance for 2017 to primarily reflect favorable movements in foreign exchange rates, and maintaining its GAAP and non-GAAP earnings per share guidance, that were previously provided on May 10, 2017.

2017 GUIDANCE (from continuing operations)	REVISED	PRIOR
Revenue growth, reported	8.5% - 10.0%	7.5% - 9.0%
Less: Contribution from acquisitions (1)	(~5.0% - 6.0%)	(~5.0% - 6.0%)
Add: Effect of CDMO divestiture	~1.0%	~1.0%
Add: Negative effect of 53rd week in 2016	~1.5%	~1.5%
Add: Negative effect of foreign exchange	~1.0%	~2.0% - 2.5%
Revenue growth, organic (2)	7.0% - 8.5%	7.0% - 8.5%
GAAP EPS estimate	$4.18-$4.33	$4.18-$4.33
Amortization of intangible assets (3)	~$0.58	~$0.58
Charges related to global efficiency initiatives (4)	~$0.02	~$0.02
Acquisition/divestiture-related adjustments (5)	~$0.07	~$0.07
Net impact of CDMO divestiture (6)	~$0.15	~$0.15
Non-GAAP EPS estimate	$5.00- $5.15	$5.00 - $5.15

Footnotes to Guidance Table

(1) The contribution from acquisitions reflects only those acquisitions which have already been completed.
(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, the 53rd week, and foreign currency translation.
(3) This adjustment does not include the impact of amortization of intangible assets related to the Brains On-Line acquisition because the preliminary purchase price allocation has not been completed.
(4) These charges relate primarily to the Company’s planned efficiency initiatives in 2017, including site consolidation costs, asset impairments, and severance. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.
(5) These adjustments are related to the evaluation and integration of acquisitions and the divestiture of the CDMO business, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.
(6) These adjustments include the preliminary net gain and tax impact related to the divestiture of the CDMO business.

Webcast

Charles River has scheduled a live webcast on Wednesday, August 9, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude often one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; gain on and tax effect of the divestiture of the CDMO business; and costs related to a U.S. government billing adjustment and related expenses. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, the divestiture, and the 53rd week. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue (on both a reported, constant-currency, and organic growth basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations (including the impact of Brexit); changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 14, 2017, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016

Total revenue	$469,129	$434,055	$914,892	$788,923
Cost of revenue (excluding amortization of intangible assets)	283,467	264,308	557,531	478,408
Selling, general and administrative	94,533	100,473	186,023	183,417
Amortization of intangible assets	9,819	11,213	20,556	17,565
Operating income	81,310	58,061	150,782	109,533
Interest income	161	222	363	485
Interest expense	(7,403)	(8,909)	(14,386)	(13,120)
Other income (expense), net	2,848	5,016	18,204	9,042
Income from continuing operations, before income taxes	76,916	54,390	154,963	105,940
Provision for income taxes	22,243	18,845	53,327	32,820
Income from continuing operations, net of income taxes	54,673	35,545	101,636	73,120
Income (Loss) from discontinued operations, net of income taxes	(71)	12	(75)	(14)
Net income	54,602	35,557	101,561	73,106
Less: Net income attributable to noncontrolling interests	650	350	831	756
Net income attributable to common shareholders	$53,952	$35,207	$100,730	$72,350

Earnings (loss) per common share
Basic:
Continuing operations attributable to common shareholders	$1.14	$0.75	$2.12	$1.54
Discontinued operations	$-	$-	$-	$-
Net income attributable to common shareholders	$1.13	$0.75	$2.12	$1.54
Diluted:
Continuing operations attributable to common shareholders	$1.12	$0.73	$2.08	$1.51
Discontinued operations	$-	$-	$-	$-
Net income attributable to common shareholders	$1.12	$0.73	$2.08	$1.51

Weighted average number of common shares outstanding
Basic	47,591	47,061	47,569	46,852
Diluted	48,342	47,919	48,404	47,791

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	July 1, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$116,466	$117,626
Trade receivables, net	398,547	364,050
Inventories	104,690	95,833
Prepaid assets	50,671	34,315
Other current assets	67,693	45,008
Total current assets	738,067	656,832
Property, plant and equipment, net	758,724	755,827
Goodwill	776,453	787,517
Client relationships, net	299,348	320,157
Other intangible assets, net	69,446	74,291
Deferred tax asset	30,494	28,746
Other assets	101,132	88,430
Total assets	$2,773,664	$2,711,800

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$27,225	$27,313
Accounts payable	64,652	68,485
Accrued compensation	84,732	93,471
Deferred revenue	119,336	127,731
Accrued liabilities	99,128	84,470
Other current liabilities	27,362	26,500
Current liabilities of discontinued operations	1,636	1,623
Total current liabilities	424,071	429,593
Long-term debt, net and capital leases	1,116,278	1,207,696
Deferred tax liabilities	82,956	55,717
Other long-term liabilities	163,799	159,239
Long-term liabilities of discontinued operations	4,849	5,771
Total liabilities	1,791,953	1,858,016
Redeemable noncontrolling interest	15,317	14,659
Total equity attributable to common shareholders	963,496	836,768
Noncontrolling interests	2,898	2,357
Total liabilities, redeemable noncontrolling interest and equity	$2,773,664	$2,711,800

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Research Models and Services
Revenue	$ 124,002	$ 125,058	$ 251,163	$ 248,397
Operating income	33,579	35,445	71,290	71,831
Operating income as a % of revenue	27.1%	28.3%	28.4%	28.9%
Add back:
Amortization related to acquisitions	369	596	805	1,184
Government billing adjustment and related expenses	57	69	150	129
Site consolidation costs, impairments and other items	-	69	-	138
Total non-GAAP adjustments to operating income	$ 426	$ 734	$ 955	$ 1,451
Operating income, excluding non-GAAP adjustments	$ 34,005	$ 36,179	$ 72,245	$ 73,282
Non-GAAP operating income as a % of revenue	27.4%	28.9%	28.8%	29.5%

Depreciation and amortization	$ 4,945	$ 5,118	$ 10,037	$ 10,368
Capital expenditures	$ 4,404	$ 2,381	$ 7,007	$ 3,434

Discovery and Safety Assessment
Revenue	$ 252,092	$ 221,059	$ 479,850	$ 379,042
Operating income	51,690	32,381	90,350	63,211
Operating income as a % of revenue	20.5%	14.6%	18.8%	16.7%
Add back:
Amortization related to acquisitions	6,905	7,390	14,505	10,485
Severance	76	4,099	272	4,120
Acquisition related adjustments (2)	824	2,838	1,527	3,640
Site consolidation costs, impairments and other items	150	121	559	2,154
Total non-GAAP adjustments to operating income	$ 7,955	$ 14,448	$ 16,863	$ 20,399
Operating income, excluding non-GAAP adjustments	$ 59,645	$ 46,829	$ 107,213	$ 83,610
Non-GAAP operating income as a % of revenue	23.7%	21.2%	22.3%	22.1%

Depreciation and amortization	$ 18,965	$ 18,600	$ 38,334	$ 30,557
Capital expenditures	$ 7,102	$ 4,644	$ 15,425	$ 9,351

Manufacturing Support
Revenue	$ 93,035	$ 87,938	$ 183,879	$ 161,484
Operating income	29,041	27,121	55,642	46,736
Operating income as a % of revenue	31.2%	30.8%	30.3%	28.9%
Add back:
Amortization related to acquisitions	2,544	3,475	5,246	6,479
Severance (3)	247	-	1,068	-
Acquisition related adjustments (2)	-	490	26	677
Site consolidation costs, impairments and other items	-	72	-	301
Total non-GAAP adjustments to operating income	$ 2,791	$ 4,037	$ 6,340	$ 7,457
Operating income, excluding non-GAAP adjustments	$ 31,832	$ 31,158	$ 61,982	$ 54,193
Non-GAAP operating income as a % of revenue	34.2%	35.4%	33.7%	33.6%

Depreciation and amortization	$ 5,787	$ 6,525	$ 11,749	$ 12,501
Capital expenditures	$ 1,939	$ 4,256	$ 4,231	$ 6,385

Unallocated Corporate Overhead	$ (33,000)	$ (36,886)	$ (66,500)	$ (72,245)
Add back:
Acquisition related adjustments (2)	1,192	7,260	1,213	11,023
Total non-GAAP adjustments to operating expense	$ 1,192	$ 7,260	$ 1,213	$ 11,023
Unallocated corporate overhead, excluding non-GAAP adjustments	$ (31,808)	$ (29,626)	$ (65,287)	$ (61,222)

Total
Revenue	$ 469,129	$ 434,055	$ 914,892	$ 788,923
Operating income	$ 81,310	58,061	150,782	109,533
Operating income as a % of revenue	17.3%	13.4%	16.5%	13.9%
Add back:
Amortization related to acquisitions	9,818	11,461	20,556	18,148
Severance	323	4,099	1,340	4,120
Acquisition related adjustments (2)	2,016	10,588	2,766	15,340
Government billing adjustment and related expenses	57	69	150	129
Site consolidation costs, impairments and other items	150	262	559	2,593
Total non-GAAP adjustments to operating income	$ 12,364	$ 26,479	$ 25,371	$ 40,330
Operating income, excluding non-GAAP adjustments	$ 93,674	$ 84,540	$ 176,153	$ 149,863
Non-GAAP operating income as a % of revenue	20.0%	19.5%	19.3%	19.0%

Depreciation and amortization	$ 31,799	$ 32,353	$ 64,210	$ 57,008
Capital expenditures	$ 15,997	$ 11,791	$ 31,917	$ 20,041

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

(3) This adjustment relates to transition costs associated with the divestiture of the CDMO business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016

Net income attributable to common shareholders	$53,952	$35,207	$100,730	$72,350
Less: Income (loss) from discontinued operations, net of income taxes	(71)	12	(75)	(14)
Net income from continuing operations attributable to common shareholders	54,023	35,195	100,805	72,364
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 3)	12,364	26,479	25,371	40,330
Gain on divestiture of CDMO business	-	-	(10,577)	-
Write-off of deferred financing costs and fees related to debt financing	-	1,449	-	1,449
Tax effect of non-GAAP adjustments:
Tax effect from divestiture of CDMO business	-	-	18,005	-
Tax effect of the remaining non-GAAP adjustments	(4,035)	(5,767)	(8,699)	(10,249)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$62,352	$57,356	$124,905	$103,894

Weighted average shares outstanding - Basic	47,591	47,061	47,569	46,852
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	751	858	835	939
Weighted average shares outstanding - Diluted	48,342	47,919	48,404	47,791

Earnings per share from continuing operations attributable to common shareholders
Basic	$1.14	$0.75	$2.12	$1.54
Diluted	$1.12	$0.73	$2.08	$1.51

Basic, excluding non-GAAP adjustments	$1.31	$1.22	$2.63	$2.22
Diluted, excluding non-GAAP adjustments	$1.29	$1.20	$2.58	$2.17

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

For the three months ended July 1, 2017	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	8.1%	(0.8%)	14.0%	5.8%
Decrease due to foreign exchange	1.9%	1.8%	2.2%	1.4%
Contribution from acquisitions (2)	(3.9%)	0.0%	(6.9%)	(1.9%)
Impact of CDMO divestiture (3)	1.0%	0.0%	0.0%	4.8%
Non-GAAP revenue growth, organic (4)	7.1%	1.0%	9.3%	10.1%

For the six months ended July 1, 2017	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	16.0%	1.1%	26.6%	13.9%
Decrease due to foreign exchange	2.0%	1.8%	2.3%	1.6%
Contribution from acquisitions (2)	(10.9%)	0.0%	(21.4%)	(3.2%)
Impact of CDMO divestiture (3)	0.5%	0.0%	0.0%	2.7%
Non-GAAP revenue growth, organic (4)	7.6%	2.9%	7.5%	15.0%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) The contribution from acquisitions reflects only those acquisitions which were completed during fiscal year 2016.

(3) The CDMO business, which was acquired as part of WIL Research on April 4, 2016, was divested on February 10, 2017. This adjustment represents the revenue from the CDMO business for all applicable periods in 2017 and 2016.

(4) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended
	July 1, 2017	June 25, 2016

Cash flows relating to operating activities	$134,353	$125,956
Cash flows relating to investing activities	14,026	(604,776)
Cash flows relating to financing activities	(155,064)	510,249
Cash flows used in discontinued operations	(997)	(782)
Effect of exchange rate changes on cash and cash equivalents	6,808	6,299
Net change in cash and cash equivalents	(874)	36,946
Cash and cash equivalents, beginning of period (1)	119,894	119,963
Cash and cash equivalents, end of period (2)	$119,020	$156,909

(1) Includes restricted cash of $2.3 million and $2.0 million as of December 31, 2016 and December 26, 2015, respectively, which are reported in current and long-term other assets within the unaudited condensed consolidated balance sheets

(2) Includes restricted cash balances of $2.6 million and $2.3 million as of July 1, 2017 and June 25 2016, respectively, which are reported in current and long-term other assets within the unaudited condensed consolidated balance sheets.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Corporate Vice President, Public Relations
amy.cianciaruso@crl.com